EXHIBIT 23.1






                       CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
Carson Pirie Scott & Co.:


We consent to incorporation by reference in the Registration Statement on Form S-8 of Carson Pirie Scott & Co. of our report dated March 4, 1996, except as to note 6 which is as of March 8, 1996, relating to the consolidated balance sheets of Carson Pirie Scott & Co. and subsidiaries as of February 3, 1996 and January 28, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended February 3, 1996 and January 28, 1995, and the three months ended January 29, 1994, and the nine months ended October 30, 1993, and related schedule, which report appears in the February 3, 1996 annual report on Form 10-K of Carson Pirie Scott & Co.



                                                    /s/ KPMG Peat Marwick LLP

                                                    KPMG Peat Marwick LLP



Milwaukee, Wisconsin
December 18, 1996





















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